                                                                     EXHIBIT 3.2

                                     BY-LAWS
                                       OF
                             CHANDLER (U.S.A.), INC.

                                    ARTICLE I

                                     OFFICES


         Section 1. The registered office shall be in the City of CHANDLER County of LINCOLN, State of Oklahoma.

         Section 2. The corporation may also have offices at such other places both within and without the State of Oklahoma as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Meetings of shareholders for any purpose may be held at such time and place, within or without the State of Oklahoma, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of the shareholders, commencing with the year 1989, shall be held on the 31ST day of MAY, of each year, if not a legal holiday and if a legal holiday, then on the next secular day following at Chandler, Oklahoma, or at such other location as may be, from time to time, designated by the Board of Directors, at which they shall elect by a plurality vote by written ballot a board of directors, and transact such other business as may be properly brought before the board.

         Section 3. Written notice of the annual meeting, stating the place, date and hour of such meeting, shall be given to each shareholder entitled to vote there at not less than ten (10) days nor more than sixty (60) days before the date of the meeting unless otherwise required by law.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any shareholder who may be present.


         Section 5. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owing a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting of shareholders, stating the place, date, hour and the purpose or purposes thereof, shall be given to each shareholder entitled to vote there at, not less than ten (10) days before the date fixed for the meeting unless otherwise required by law.

         Section 7. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the shares of stock issued and outstanding and entitled to vote there at, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote there at, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and hour of the adjourned meeting shall be given in conformity herewith. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.

         Section 9. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholders, but no proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to

                                        2

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vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty (20) days preceding such election of directors.


         Section 11. Any action required to or which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action by the shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The number of directors which shall constitute the whole Board shall be two (2). As of the present date, the Board shall consist of two
(2) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the shareholders at the annual or a special meeting of the shareholders. Except for the election held by the incorporators and except as provided in Section 2 and in Section 14 of this Article III, the directors shall be elected at the annual meeting of shareholders. Each director elected shall hold office until such director's successor is elected and qualified, or until such director's earlier resignation or removal. Directors need not be shareholders.

         Section 2. Except as provided in Section 14 of this Article II, vacancies and newly created directorships resulting from any increase in the authorized numbers of directors by the directors may be filled by a majority of the directors then in office, though less than a quorum, and any director so chosen shall hold office until the next annual election and until such director's successor is duly elected and shall qualify, unless such director resigns or is removed.

         Section 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Oklahoma.

         Section 5. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board. Five (5) days' notice of all regular meetings shall be given, and such notice shall state the place, date, hour and the business to be transacted at and purpose of such meeting.

                                        3

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         Section 6. Special meetings of the Board may be called by the President on three (3) days' notice to each director either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors unless the corporation has at that time less than three (3) directors, in which latter event the request of only one (1) director shall be required. Notice of any special meeting shall state the place, date, hour and the business to be transacted at and the purpose of such meeting.

         Section 7. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present there at may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8. The Board of Directors may, by resolution, passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 9. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 10. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

         Section 11. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

         Section 12. The directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


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         Section 13. The Board of Directors at any time may, by affirmative vote of a majority of the members of the Board then in office, remove any officer elected or appointed by the Board of Directors for cause or without cause.

         Section 14. Any director may be removed, for cause or without cause, by a majority vote of the shareholders entitled to vote for the election of such director at any annual or special meeting of the shareholders. Upon such removal of a director, the shareholders (and not the remaining directors) shall elect a director to replace such removed director at the same shareholders' meeting at which such removal took place or at a subsequent shareholders' meeting.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram. Notice by telegram shall be deemed to be given when delivered to the sending telegraph office.

         Section 2. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall, at a minimum, consist of a President and a Secretary. The Board of Directors may also choose additional officers, including a Chairman or Vice-Chairman of the Board of Directors, one or more Vice-Presidents who may be classified by their specific function, a Secretary, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, except the offices of President and

         Section 2. The board of Directors at its first meeting and after each annual meeting of shareholders shall choose a President and a Secretary, and may choose such other officers and agents as it shall deem necessary.

         Section 3. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

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         Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify, until their earlier resignation or removal. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

         Section 5. The Chairman, or, in the absence of the Chairman, a Vice-Chairman of the Board of Directors, if chosen, shall preside at all meetings of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 6. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and, unless a Chairman or Vice-Chairman of the board has been chosen, at all meetings of the Board of Directors, and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors, are carried into effect.

         Section 7. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 8. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision of the Secretary shall be. Additionally, the Secretary shall have custody of the corporate seal of the corporation, and the Secretary or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the Secretary's signature.

         Section 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors from time to time prescribe.

         Section 11. The Treasurer, if one is chosen or, if not, the Secretary, shall have the custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The Treasurer, if one is chosen or, if not, the Secretary, shall disburse the funds of the corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions performed by the Treasurer (or Secretary, as the case may be) and of the financial condition of the corporation.

         Section 13. If required by the Board of Directors, the Treasurer, if one is chosen or, if not, the Secretary, shall give the corporation a bond which shall be renewed every six (6) years in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of a treasurer and for the restoration to the corporation, in case of the Treasurer's (or Secretary's, as the case may be) death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer (or Secretary, as the case may be) belonging to the corporation.

         Section 14. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                    CERTIFICATES OF STOCK, TRANSFERS OF STOCK
                          CLOSING OF TRANSFER BOOKS AND
                             REGISTERED SHAREHOLDERS

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by the shareholder in the corporation.

         Section 2. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person who signed the certificate was such officer, transfer agent or registrar at the date of issue.

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         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, advertise the same in such manner as the corporation shall require and/or to give the corporation a bond in such sum as the corporation may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Subject to transfer restrictions permitted by Section 1055 of Title 18 of the Oklahoma Statutes and to stop transfer orders directed in good faith by the corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of shareholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the shareholders who are entitled: to notice of or to vote at any meeting of shareholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

         Section 6. The corporation shall be entitled to treat the person in whose name any share of stock is registered on the books of the corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim or other interest in such shares in the part of any other person, whether or not the corporation shall have express or other notice thereof.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the corporation's capital stock.

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         Section 2. There may be set apart out of any of the funds of the corporation available for dividends such amounts as the Board of Directors deems proper as a reserve or reserves for working capital depreciation, losses in value, or for any other proper corporate purpose, and the Board of Directors may increase, decrease or abolish any such reserve in the manner in which it was created.

         Section 3. The Board of Directors shall present at each annual meeting and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 5. The fiscal year of the corporation shall be as fixed by the Board of Directors.

         Section 6. The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

         Section 7. The books of account and other records of the corporation may be kept (subject to any provisions of Oklahoma law) at the principal place of business and chief executive office of the corporation.

                                  ARTICLE VIII

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                              EMPLOYEES AND AGENTS

         To the extent and in the manner permitted by the laws of the State of Oklahoma and specifically as is permitted under Section 1031 of Title 18 of the Oklahoma Statutes, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

                                   ARTICLE IX

                                   AMENDMENTS

         The Bylaws may be amended or repealed, or new bylaws may be adopted, by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors, or at any special meeting of the shareholders or of the Board of Directors if notice of such amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.

         APPROVED AND RATIFIED as of this 30th day of June, 1988, by the undersigned, constituting all of the directors (whether one or more) of the corporation.



                                        /s/ Brent LaGere
                                        -------------------------------------

                                        /s/ Ben T. Walkingstick
                                        -------------------------------------

            RESOLUTION BY UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS
                           OF CHANDLER (U.S.A.), INC.
                                  July 5, 1988

         Pursuant to Section 1027 of the Oklahoma General Corporation Act, the undersigned, being all of the Directors of Chandler (U.S.A.), Inc. an Oklahoma corporation (the "Company"), hereby declare that the following resolutions hereby are consented to, approved of and adopted to the same extent and to have the force and effect as if adopted at a special meeting of the Board of Directors duly called and held for the purpose of acting upon proposals to adopt such resolutions:

         WHEREAS, Article III, Section 1 of the by-laws of the Company provides that the number of directors which shall constitute the whole board shall be two (2); and

         WHEREAS, the Board of Directors has determined that it would be in the best interest of the Company to amend Article III, Section 1 of the by-laws to provide that: "the number of directors which shall constitute the whole board shall be three (3)."

         NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 1 of the by-laws of the Company should be and is hereby amended so that the first sentence thereof shall read as follows: "the number of directors which shall constitute the whole board shall be three (3)".

         IN WITNESS WHEREOF, the undersigned, being all of the directors of the Company have executed this unanimous consent on the date first written above.

                                        /s/ Brent LaGere
                                        -------------------------------------
                                        BRENT LAGERE

                                        /s/ Ben T. Walkingstick, Jr.
                                        -------------------------------------
                                        BEN T. WALKINGSTICK, JR.

                    MINUTES OF MEETING UPON UNANIMOUS CONSENT
                          OF THE BOARD OF DIRECTORS OF
                             CHANDLER (U.S.A.), INC.
                                  MAY 31, 1990

Pursuant to the provisions of the Oklahoma General Corporation Act, the undersigned, being all the Directors of Chandler (U.S.A.), Inc. an Oklahoma Corporation (the "Company"), hereby declare that the following resolutions hereby are consented to approved of and adopted to the same extent and to have the same force and effect as if adopted at a special meeting of the Board of Directors duly called and held for the purpose of acting upon proposals to adopt such resolutions:

         Whereas, Article III, Section 1 of the by-laws of the Company provides that the number of Directors which shall constitute the whole Board shall be two (2); and,

         Whereas, by resolution dated July 5, 1988 said Article III, Section 1 was amended so as to increase the number of Directors which should constitute the whole Board to three (3); and,

         Whereas, the Board of Directors has unanimously determined that it would be in the best interest of the Company to amend Article III,
         Section 1 of the by-laws of the Company to provide that the number of Directors constituting the whole Board should be five (5);

         Now, therefore, be it resolved, that Article III, Section 1 of the by-laws of the Company should be and is hereby amended so that the first sentence thereof shall read as follows:

                  "The number of Directors which constitute the whole Board shall be five (5)".

In witness whereof, the undersigned, being all the Directors of the Company have executed this unanimous consent on the date first written above.


                                        /s/ Brent LaGere
                                        -------------------------------------
                                        Brent LaGere


                                        /s/ Ben T. Walkingstick, Jr.
                                        -------------------------------------
                                        Ben T. Walkingstick, Jr.


                                        /s/ Mark T. Paden
                                        -------------------------------------
                                        Mark T. Paden

                           RESOLUTION TO AMEND BYLAWS
                                  JUNE 25, 1993



         WHEREAS, Article III, Section 1 of the By-Laws of the COMPANY provides for the number of directors which shall constitute the whole board; and

         WHEREAS, by various resolutions, said Article III, Section 1 has been amended so as to increase the number of directors which shall constitute the whole board to five (5); and

         WHEREAS, the Board of Directors has unanimously determined that it would be in the best interest of the COMPANY to amend Article III, Section 1 of the By-Laws of the COMPANY to provide that the number of directors constituting the whole board should be seven (7);

                  NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 1 of the By-Laws of the COMPANY shall be and is hereby amended so that the first sentence thereof shall read as follows:

                  The number of directors which constitute the whole board shall be seven (7), at least two of which shall not be employees of the COMPANY or any of its subsidiaries but shall be members of the Board of Directors of Chandler Insurance Company, Ltd. or of one of the COMPANY'S subsidiaries.

                           RESOLUTION TO AMEND BYLAWS
                                 APRIL 25, 1997


         WHEREAS, Article III, Section 1 of the Bylaws of the Company, as amended, provides that the number of directors which shall constitute the whole board shall be seven, at least two of which shall not be employees of the Company or any of its subsidiaries but shall be members of the Board of Directors of Chandler Insurance Company, Ltd. or of one of the Company subsidiaries; and

         WHEREAS, the Board of Directors has unanimously determined that it would be in the best interest of the Company to amend Article III, Section 1 of the Bylaws of the Company;

         NOW, THEREFORE, be it resolved that Article III, Section 1 of the Bylaws of the Company shall be and is hereby amended so that the first sentence thereof shall read as follows:

         The number of directors which constitute the whole board shall be not less than seven, nor more than eight, and at least two of such number shall be members of the Board of Directors of Chandler Insurance Company, Ltd. or one of the Company's subsidiaries, and shall not be regularly employed by the Company or any of its subsidiaries.

                           RESOLUTION TO AMEND BYLAWS
                                  MAY 13, 1997



         WHEREAS, Article VIII of the By-Laws of the Company relates to indemnification of officers, directors, employees and agents of the Company; and

         WHEREAS, the Board of Directors has unanimously determined that it would be in the best interest of the Company to amend Article VIII of the By-Laws of the Company;

                  NOW, THEREFORE, BE IT RESOLVED, that Article VIII of the By-Laws of the Company shall be and is hereby amended in its entirety so that it reads and provides as follows:

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 1. ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Section 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement



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of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 3. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections I or 2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Section 4. RIGHT TO INDEMNIFICATION. Notwithstanding the other provisions of this Article VIII, to the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections I or 2 of this Article VIII, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 5. PREPAID EXPENSES. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the manner provided in Section 3 of this Article VIII upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.

         Section 6. OTHER RIGHTS AND REMEDIES. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 7. INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a



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director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

         Section 8. NOTICE OF INDEMNIFICATION. Any indemnification of a director in accordance with this Article VIII, including any payment or reimbursement of expenses, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to such meeting.

         Section 9. MERGERS. For purpose of this Article VIII, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.